UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2006

SUN HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

We are filing this Form 8-K to provide certain financial information relating to our proposed acquisition of Harborside Healthcare Corporation (“Harborside”).

Attached hereto as Exhibit 99.1 are the audited consolidated financial statements of Harborside at December 31, 2004 and 2005 and for each of the three years ended December 31, 2005. Attached hereto as Exhibit 99.2 are the unaudited consolidated financial statements of Harborside at September 30, 2006 and for each of the nine months ended September 30, 2005 and 2006.

Attached hereto as Exhibit 99.3 is unaudited pro forma consolidated financial information of Sun Healthcare Group, Inc. reflecting the acquisition of Peak Medical Corporation in December 2005, the proposed acquisition of Harborside and certain other transactions. Incorporated herein by reference as Exhibit 99.4 is unaudited consolidated financial information of Peak Medical Corporation for the nine months ended September 30, 2005. This financial information is being provided in connection with the unaudited pro forma consolidated financial information discussed above.

In connection with the unaudited pro forma consolidated financial information included in this Form 8-K, we are providing the following additional information.

During 2006, we have taken actions or are in the process of implementing certain operational changes and cost savings steps that are not reflected in any adjustments to the pro forma financial statements above, although we have begun to realize some of these benefits in our historical operating results. We believe that, had these changes been in effect at January 1, 2006, we would have realized approximately $6.4 million of additional operating income and EBITDA during the nine month period ended September 30, 2006, comprised of:

•	$3.3 million in savings attributable to the restructuring of Sun’s rehabilitation unit in March 2006. On January 1, 2006, changes in reimbursement for rehabilitation therapy under Medicare Part B materially reduced the profitability of the contract rehabilitation industry. As a result, in early 2006, we initiated a restructuring of our existing rehabilitation contract portfolio, which resulted in either renegotiation of contracts to more profitable rates or the termination of those contracts that did not meet certain profitability thresholds. In connection with this restructuring, we were able to reduce a large portion of the overhead associated with such contracts, as well as certain sales staff and other personnel in the divisional corporate office;

•	$1.4 million of savings related to revised pharmacy pricing, effective as of October 1, 2006, from our institutional pharmacy vendor;

•	Approximately $1.1 million in net savings related to Sun’s previously announced process improvement initiatives. These items include reduction of management information system expenses and reduction of non-core or duplicative corporate office employees; and

•	$0.6 million reduction in workers’ compensation expense related to termination, as of June 1, 2006, of Peak’s legacy workers’ compensation insurance policy as result of insuring under our existing self-insurance program.

In connection with the acquisition of Harborside, we expect to achieve net annual pre-tax synergies of between $12 million and $15 million from cost savings and enhanced revenue opportunities, of which $9.8 million are included in the pro forma transaction adjustments for the year ended December 31, 2005 and

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$7.4 million are included in the pro forma transaction adjustments for the nine months ended September 30, 2006, each as presented in Exhibit 99.3 hereto. We currently estimate that the aggregate net annual pre-tax benefit of all these synergies and additional expenses would be between $8 million and $10 million in the first twelve months following completion of the acquisition. We believe that the full realization of such synergies would occur over a period of up to two years following the completion of the acquisition.

Of the total synergy amount, between $10 million and $12 million relate to net cost savings from the reduction of duplicative senior management, support personnel and other costs related to Harborside’s corporate and regional overhead. The balance of between $2 million and $3 million includes expected (i) purchasing discounts and (ii) incremental operating income from rehabilitation therapy services currently provided by us, but not provided by Harborside, net of (iv) higher general and professional liability insurance cost accruals. In addition to the synergies listed above, we will also seek to further reduce Harborside’s bad debt expense through improvements in debt collection processes and procedures anticipated to bring Harborside’s bad debt collection experience closer to our actual historical experience. Planned cost savings through the integration of the two companies are estimates based on assumptions that we believe to be reasonable; actual savings could be less than we expect. In addition, the actual results of our integration plan are subject to significant business and competitive uncertainties, which are difficult to predict and beyond our control. As a result, we cannot assure you that all of our planned savings will be achieved.

During 2006, Harborside made acquisitions of 14 facilities in Connecticut and Kentucky. Our pro forma financial statements include results for those acquisitions as if we had made them at the beginning of the respective periods. Harborside management has implemented certain operating changes that we estimate will result in an additional $5.1 million of net annual cost savings by the first quarter of 2007, relating to:

•	Three Connecticut facilities, totaling 562 beds, previously owned by the Roman Catholic Diocese of Bridgeport were purchased on August 1, 2006 (2 facilities) and November 1, 2006 (1 facility). Ongoing cost reduction initiatives in these facilities are expected to result in estimated annual cost savings of $7.8 million, offset by additional expenses of $3.8 million, resulting in an estimated net operating income benefit of $4.0 million; and

•	Eleven Kentucky facilities, totaling 760 beds, were purchased on October 1, 2006. The acquisition is expected to result in estimated annual cost savings and enhanced revenue opportunities of $3.7 million offset with additional expenses of $2.6 million, resulting in an estimated net operating income benefit of $1.1 million.

The pro forma transaction adjustments in the unaudited pro forma consolidated financial statements included in this Form 8-K and the synergies, cost savings and revenue opportunities described above are estimates based on assumptions that we believe to be reasonable. Actual results are subject to significant business and competitive uncertainties, which are difficult to predict and beyond our control, and other factors, including those described under “Risk Factors” and otherwise in our filings under the Securities Exchange Act of 1934, as amended. As a result, we cannot assure you that any of these synergies, cost savings or revenue opportunities will be achieved.

Statements made in this Form 8-K that are not historical facts, including our estimates regarding synergies, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” “may” and similar expressions. Factors that could cause actual results to differ are identified in our public filings with the

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Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; our ability to generate cash flow sufficient to operate our business; our ability to complete the acquisition of Harborside Healthcare Corporation and integrate its operations; increasing labor costs and the shortage of qualified healthcare personnel; and our ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Any documents filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun’s investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc., 101 Sun Avenue N.E., Albuquerque, N.M. 87109. You may also read and copy any reports, statements and other information filed by Sun with the SEC at the SEC public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC’s web site for further information on its public reference room.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Audited Consolidated Financial Statements of Harborside Healthcare Corporation at December 31, 2004 and 2005 and for each of the three years ended December 31, 2005

99.2	Unaudited Consolidated Financial Statements of Harborside Healthcare Corporation at September 30, 2006 and for each of the nine months ended September 30, 2005 and 2006

99.3	Unaudited Pro Forma Consolidated Financial Information reflecting the acquisition of Peak Medical Corporation, the proposed acquisition of Harborside Healthcare Corporation and certain other transactions

99.4	Unaudited Consolidated Financial Information of Peak Medical Corporation for the nine months ended September 30, 2005 (included as Exhibit 99.2 in our Form 8-K dated December 1, 2005 and incorporated herein by reference)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated: December 5, 2006

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